Exhibit 3(i)


                                                     FEDERAL IDENTIFICATION
                                                          NO.  04-2788806

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

        We,              John W. Wood,         , President/XXXXXXXXXXXXXX
           -------------------------------------
   and                   Sandra L. Lambert,                 , Clerk/XXXXXXXXX
       ------------------------------------------------------

   of                Thermedics Inc.
       -------------------------------------------------
                  (Exact name of corporation)
   located at        470 Wildwood Street, Woburn, MA 01888
              ----------------------------------------------------
                  (Street address of corporation in Massachusetts) certify that these Articles of Amendment affecting articles numbered:
                                 III
   ---------------------------------------------------------------------
           (Number those articles 1, 2, 3, 4, 5, and/or being amended)

   of the Articles of Organization were duly adopted at a meeting held on May 20, 1996, by vote of:

   29,923,566 shares of  Common   of 31,121,724 shares outstanding,
   ----------           ---------    ----------
                  (type class & series, if any)

            shares of            of             shares outstanding,
   ---------          ----------    -----------
                  (type class & series, if any)

            shares of            of             shares outstanding,
   ---------          ----------    -----------
                  (type class & series, if any)

   1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/or 2**XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX:

   VOTED:    That the proposal to amend the Articles of Organization of the
   Corporation and to increase the authorized shares of Common Stock par value $.10 per share from 50,000,000 to 100,000,000 shares as set forth in the Proxy Statement dated April 19, l996 be, and it hereby is, approved and adopted.

   * Delete the inapplicable words.        ** Delete the inapplicable clause
   1    For amendments adopted pursuant to Chapter 156B, Section 70.
   2    For amendments adopted pursuant to Chapter 156B, Section 71.
   Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

   (MASS. 1636 - 9/25/95)
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   To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue fill in the following:

   The total presently authorized is:

   WITHOUT PAR VALUE STOCK    WITH PAR VALUE STOCKS

      TYPE   NUMBER OF SHARES    TYPE    NUMBER OF SHARES PAR VALUE
   Common:                    Common:    50,000,000       $.10


   Preferred:                 Preferred:





   Change the total authorized to:

   WITHOUT PAR VALUE STOCK    WITH PAR VALUE STOCKS
      TYPE   NUMBER OF SHARES    TYPE    NUMBER OF SHARES PAR VALUE

   Common:                    Common:    100,000,000      $.10

   Preferred:                 Preferred:
PAGE
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   The foregoing amendment(s) will become effective when these Articles of
   Amendment are filed in accordance with General Laws, Chapter, 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

   Later effective date:______________________________

   SIGNED UNDER THE PENALTIES OF PERJURY this   21st   day of   May, 1996,

           /s/John W. Wood, Jr.,         *President/XXXXXXXXXXXXXXX
   --------------------------------------
             John W. Wood, Jr.

           /s/Sandra L. Lambert,           *Clerk/XXXXXXXXX
   ----------------------------------------
             Sandra L. Lambert

   *Delete the inapplicable words.

   (MASS. - 1636)
PAGE

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)







    I hereby approve the within Articles of Amendment and, the filing fee in the amount of $50,000 having been paid, said articles are deemed to have been filed with me this 29th day of May, 1996.


                  Effective date:_____________________________



                            /s/William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                              CT Corporation System
                                 2 Oliver Street
                           Boston, Massachusetts 02109
                                    Attn: Amy